EXHIBIT 11.   STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                                   (Unaudited)

                     ELI LILLY AND COMPANY AND SUBSIDIARIES

                                                            Three Months Ended
                                                                 March 31,
                                                            2002          2001
                                                         ---------     ---------
BASIC

Net income                                               $   629.2     $   806.8
                                                         =========     =========

Average number of common shares outstanding                1,076.9       1,078.1

Contingently issuable shares                                    .2            .4
                                                         ---------     ---------

Adjusted average shares                                    1,077.1       1,078.5
                                                         =========     =========

Basic earnings per share                                 $     .58     $     .75
                                                         =========     =========


DILUTED

Net income                                               $   629.2     $   806.8
                                                         =========     =========

Average number of common shares outstanding                1,076.9       1,078.1

Incremental shares - stock options and
   contingently issuable shares                               11.3          14.0
                                                         ---------     ---------

Adjusted average shares                                    1,088.2       1,092.1
                                                         =========     =========

Diluted earnings per share                               $     .58     $     .74
                                                         =========     =========


Dollars and shares in millions except per-share data.